Exhibit 99.1

Tronox Declares Quarterly Dividend

STAMFORD, Conn., August 19, 2019 – Tronox Holdings plc (NYSE:TROX), the world’s leading integrated manufacturer of titanium dioxide pigment, announced today that its Board of Directors declared a regular quarterly cash dividend of $0.045 per ordinary share. The dividend is payable on September 13, 2019 to shareholders of record at the close of business on September 3, 2019.
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About Tronox
Tronox Holdings plc (NYSE:TROX) is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

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Investor Contact: Brennen Arndt
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